UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2006
Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada	89169

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 567-7000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Signatures

Item 5.01. Changes in Control of Registrant
     On November 19, 2006, the Board of Directors (the “Board”) of Ameristar Casinos, Inc. (the “Registrant”) was informed of the death of Craig H. Neilsen, the Registrant’s Chairman of the Board and Chief Executive Officer. At the time of Mr. Neilsen’s death, he beneficially owned 31,108,400 shares of the Registrant’s common stock and options to acquire 420,000 shares of the Registrant’s common stock, representing approximately 55.8% of the Registrant’s outstanding common stock. As a result of Mr. Neilsen’s death, all the stock and options beneficially owned by him passed to Mr. Neilsen’s estate (the “Estate”) created by his Last Will and Testament. The persons named in the Last Will and Testament as co-personal representatives of the Estate are Ray H. Neilsen, Vice President of Operations and Special Projects of the Registrant, and Gordon R. Kanofsky, Executive Vice President of the Registrant. Mr. Neilsen’s estate plan provides for 25,000,000 shares of the Registrant’s common stock in the Estate to pass to The Craig H. Neilsen Foundation (the “Foundation”), a private foundation that is primarily focused on spinal cord injury research and treatment. The successor co-trustees of the Foundation are also Ray H. Neilsen and Mr. Kanofsky. The estate plan provides for the balance of the shares in the Estate to pass to Ray H. Neilsen or a trust established under the estate plan for the benefit of him or certain members of his family.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 19, 2006, after the Board learned of Mr. Neilsen’s death, the Board met and elected John M. Boushy as the new Chief Executive Officer and President, effective immediately. Mr. Boushy, age 52, has been the Registrant’s President since August 2006. Mr. Boushy was Executive Vice President, Project Development and Design & Construction of Harrah’s Entertainment, Inc. (“Harrah’s”), which owns and operates casino-hotels and entertainment facilities, from February 2006 to July 2006. Prior to that time, he was Senior Vice President and Chief Integration Officer of Harrah’s from July 2004 to February 2006; Senior Vice President, Operations Products & Services of Harrah’s from February 2001 to July 2004; and Chief Information Officer of Harrah’s from February 2001 to January 2003. Mr. Boushy was employed by Harrah’s or its former parent company, Holiday Corporation or The Promus Companies, in various capacities since 1979.
     On the same date, the Board elected Ray H. Neilsen and Gordon R. Kanofsky as Directors and Co-Chairmen of the Board. Ray H. Neilsen is the son of Craig H. Neilsen. There were no arrangements or understandings between Mr. Neilsen or Mr. Kanofsky and any other person pursuant to which they were selected as directors. It is not currently anticipated that Mr. Neilsen or Mr. Kanofsky will serve on any committees of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
November 22, 2006	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel